Exhibit 10.2
FIRST AMENDMENT TO
SECOND A&R TERM LOAN FACILITY AGREEMENT

This First Amendment, dated as of April 19, 2024 (the “First Amendment”), amends the Second Amended and Restated Term Loan Facility Agreement, dated as of June 15, 2022 (as amended, amended and restated, modified or supplemented from time to time, the “Term Loan Facility Agreement”), by and among Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (the “Guarantors” and, together with the Borrower, the “Loan Parties”), Société Générale as the Term Loan Facility Agent, and the Term Lenders that are party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Term Loan Facility Agreement.
WHEREAS, the Loan Parties wish to enter into this First Amendment; and
WHEREAS, the Term Loan Facility Agent is executing this amendment as set forth herein pursuant to Section 12.01 (Decisions; Amendments, Etc.) of the Term Loan Facility Agreement and Section 3 (Voting and Decision Making) and Section 4 (Modifications; Instructions; Other Relationships) of the Intercreditor Agreement.
NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:
Section 1. Amendments to Term Loan Facility Agreement. The Borrower, the Guarantors and the Term Loan Facility Agent each agree that the Term Loan Facility Agreement is hereby amended by:
(a)amending Section 2.01(d) (Term Loans) of the Term Loan Facility Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:
“Proceeds of the Term Loans advanced for the purpose of (i) funding the Senior Debt Service Reserve Account shall be paid into the Senior Debt Service Reserve Account, ~~and~~ (ii) reimbursing Equity Funding to an Affiliate of the Borrower in accordance with Section 2.7 (Reimbursements of Equity Funding) of the Common Terms Agreement and Section 2.07 (Use of Proceeds) of this Agreement, and (iii) except in the case of the Initial Advance, paying interest accruing on the Term Loans and Commitment Fees during the Term Loan Availability Period, as designated in the Disbursement Request, shall be transferred by the Term Loan Facility Agent to the Term Lenders in accordance with Section 10.13(a) (General Provisions as to Payments); provided that such transfer shall occur on the same day that the Term Loan Facility Agent receives such proceeds from the Term Lenders and subject to the Term Loan Facility Agent’s actual receipt of such proceeds in accordance with Section 2.04 (Funding). For the avoidance of doubt, such Advance shall constitute a Term Loan for all purposes under this Agreement and each other Finance Document and shall be treated as received, and accounted for as a Term Loan, by the Borrower.”
(b)amending Section 2.07 (Use of Proceeds) of the Term Loan Facility Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:
“Proceeds of the Term Loans may be used by the Borrower or the other Loan Parties solely to (i) pay Project Costs, ~~funding~~(ii) fund the Senior Debt Service Reserve Account, ~~and to~~(iii) make Authorized Investments. and (iv) to the extent that, at any time the Stage 3 Senior Debt/Equity Ratio, as certified by the Borrower to the Term Loan Facility Agent, is less than 50:50 based on the actual Project Costs that have been paid as of such date, reimburse Equity Funding to an Affiliate of the Borrower up to an amount that would give rise to a Stage 3 Senior Debt/Equity Ratio of no greater than 50:50; provided that, as of the date on which an Advance is requested, the Borrower shall certify to the Term Loan Facility Agent that (a) Senior Debt Commitments, (b) Equity Funding commitments (if any), (c) funds in the Construction Account and the Equity Proceeds Account and (d) projected contracted Cash Flow from the fixed component under the Qualifying LNG SPAs, in each case under the updated Base Case Forecast, shall be sufficient to achieve the Stage 3 Completion Date by the Stage 3 Date Certain.”
Section 2. Effectiveness. This First Amendment shall be effective upon (a) the receipt by the Term Loan Facility Agent of executed counterparts of this First Amendment by the Borrower and each Guarantor and (b) the execution of this First Amendment by the Term Loan Facility Agent.

Section 3. Finance Document. This First Amendment constitutes a Finance Document as such term is defined in, and for purposes of, the Common Terms Agreement.

Section 4. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 5. Headings. All headings in this First Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

Section 6. Binding Nature and Benefit. This First Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted transfers and assigns.

Section 7. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this First Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. Any signature to this First Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

Section 8. No Modifications; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Term Loan Facility Agreement shall continue unchanged and shall remain in full force and effect. Each amendment granted herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as an amendment of any other matters, nor shall such amendment apply to any other matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, as the Company

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

CORPUS CHRISTI LIQUEFACTION, LLC, as Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

CORPUS CHRISTI PIPELINE GP, LLC, as Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

Signature Page to First Amendment to
Second A&R Term Loan Facility Agreement

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Term Loan Facility Agent on behalf of itself and the Required Term Lenders
By: /s/ Kevin Soucy
Name: Kevin Soucy
Title: Director

Signature Page to First Amendment to
Second A&R Term Loan Facility Agreement